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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to inclusion in this Post-Effective Amendment No. 8 to the Registration Statement on Form SB-2 (File No. 33-91802) of our report dated February 6, 1999 on our audits of the financial statements of Cytoclonal Pharmaceutics Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998. We also consent to the reference of our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP

New York, New York

August 17, 1999